Exhibit 23.1

Burnham & Schumm, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

1981 East Murray-Holladay Road Suite 245 Salt Lake City, Utah 84117 Phone (801) 272-0111 Fax (801) 272-0125	A Professional Corporation Officers: Lonnie K. Burnham, C.PA Ted Schumm, C.P.A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

July 16, 2007

We consent to the inclusion in this Registration Statement on Form S-8 filed by Telanetix, Inc. with the Securities and Exchange Commission on July 16, 2007, of our report dated March 6, 2007 on our audit of the consolidated financial statements of Telanetix, Inc. which covered the consolidated balance sheets as of December 31, 2006 and 2005, and the results of the Company's operations and cash flows for the years then ended included in the Annual Report on Form 10-KSB of Telanetix, Inc. for the year ended December 31, 2006, filed with the Securities and Exchange Commission on the March 29, 2007.

/s/ Burnham & Schumm, P.C.
Burnham & Schumm, P.C.
Certified Public Accountants
Salt Lake City, Utah